UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Select Medical Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	20-1764048
(State of incorporation or organization)	(IRS Employer Identification No.)

4714 Gettysburg Road
Mechanicsburg, Pennsylvania	17055
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.001 par value per share	New York Stock Exchange, Inc.
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-152514
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     For a description of the common stock, par value $0.001 per share, of Select Medical Holdings Corporation (the “Company”), reference is made to the information set forth in the section titled “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-152514) initially filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2008, as well as any amendments to such Registration Statement and including any prospectus that constitutes part of the Registration Statement and is filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and any and all reports filed with the SEC for the purpose of updating such description, each of which is incorporated by reference herein.
Item 2. Exhibits.
     In accordance with the Instructions as to Exhibits of Form 8-A, no exhibits are required to be filed herewith because no other securities of the Company are registered on the New York Stock Exchange, Inc., and the securities registered hereby are not to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
By:	/s/ Michael E. Tarvin
	Name:	Michael E. Tarvin
	Title:	Executive Vice President, General Counsel and Secretary

Date: September 21, 2009